UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2014

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001‑35789	46-0691837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 2, 2014, as part of the Company’s review of the policies of CyrusOne Inc. (“CyrusOne”), the Board of Directors of CyrusOne adopted a revised Code of Business Conduct and Ethics (“Code”) that amended, restated, and replaced the prior Code of Business Conduct and Ethics (“Prior Code”) applicable to CyrusOne and its subsidiaries. The Code applies to all directors, employees and officers, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The amendments to the Code clarify, update or enhance the descriptions of the standards of conduct that are expected of all directors, officers and employees of CyrusOne and its subsidiaries. The adoption of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the Prior Code.
The description of the amended Code contained in this report is qualified in its entirety by reference to the full text of the Code, which is publicly available on the corporate governance page of CyrusOne’s website at http://investor.cyrusone.com/governance.cfm. In addition, you may request a copy of the Code free of charge by contacting our investor relations department at investorrelations@cyrusone.com.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report:

Exhibit Number	Description

14.1	CyrusOne Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2014	CYRUSONE INC.

	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

14.1	CyrusOne Inc. Code of Business Conduct and Ethics